As filed with the Securities and Exchange Commission on May 9, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
Under
The Securities Act of 1933

AMERIVEST PROPERTIES INC.
(Name of small business issuer in its charter)

Maryland	6798	84-1240264
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

1780 South Bellaire, Suite 515
Denver, Colorado 80222
(303) 297-1800
(Address and telephone number of principal executive offices)

1780 South Bellaire, Suite 515
Denver, Colorado 80222
(Address of principal place of business or intended place of business)

Charles K. Knight
President
AmeriVest Properties Inc.
1780 South Bellaire, Suite 515
Denver, Colorado 80222
(303) 297-1800
(Name, address and telephone number of agent for service)

Copies to:
Edward J. Schneidman, Esq.	David C. Wright, Esq.
Michael T. Blair, Esq.	Hunton & Williams
Mayer, Brown, Rowe & Maw	Riverfront Plaza, East Tower
190 South LaSalle Street	951 East Byrd St.
Chicago, IL 60603	Richmond, Virginia 23219
(312) 782-0600	(804) 788-8200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-86676

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 par value per share	690,000 shares(1)	$6.05(2)	$4,174,500(2)	$400

(1)	Includes shares which may be purchased by the underwriters solely to cover over-allotments, if any.
(2)	Estimated solely for purposes of determining the registration fee.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form SB-2 (File No. 333-86676) filed by AmeriVest Properties Inc. with the Securities and Exchange Commission (the “Commission”) on April 19, 2002, as amended, including the exhibits thereto, which was declared effective by the Commission on May 9, 2002, is incorporated herein by reference.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on May 9, 2002.

AM	ERIVEST PROPERTIES INC.

/S/ CHARLES K. KNIGHT
By:
Charles K. Knight
President

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on May 9, 2002.

Signature	Title

* William T. Atkins	Chief Executive Officer (principal executive officer), Director and Chairman of the Board

/S/ CHARLES K. KNIGHT Charles K. Knight	President and Director

* D. Scott Ikenberry	Chief Financial Officer (principal financial officer and principal accounting officer)

* James F. Etter	Director

* Harry P. Gelles	Director

Robert W. Holman, Jr.	Director

* John A. Labate	Director

* Robert J. McFann	Director

* Jerry J. Tepper	Director

By: /S/ CHARLES K. KNIGHT Charles K. Knight Attorney-in-Fact

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EXHIBIT INDEX

Number	Description
5	Opinion of Mayer, Brown, Rowe & Maw concerning the legality of the securities being offered

8	Opinion of Mayer, Brown, Row & Maw concerning certain tax matters

23.1	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5)

23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 8)

23.3	Consent of Arthur Andersen LLP

24	Power of Attorney (incorporated by reference to Exhibit 24 to the AmeriVest Properties Inc. Registration Statement on Form SB-2 (Registration Statement No. 333-86676))

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